                                                                    Exhibit 99.1

           WOLLEMI MINING CORP ANNOUNCES COMPLETION OF REVERSE MERGER
                WITH OWNER OF LEADING CHINESE FOOTWEAR COMPANIES;
              PLANS TO CHANGE NAME TO PACIFIC BEPURE INDUSTRY INC.

          FAST GROWING PACIFIC BEPURE FOOTWEAR BRAND "BAOPAIO" IS AMONG
                          THE MOST RECOGNIZED IN CHINA

     *    49% Growth in Revenues and 59% Advance in Net Income  Achieved in 2008
          As Footwear Companies Repositioned For Future Growth
     *    Double Digit Revenue Growth Reported in 2009 First Half on Strength of
          Foreign  Footwear Sales Despite  Sluggish  Domestic  Environment;  Net
          Income Was Down 7% as Selling Prices Were Maintained
     *    Mr.  Haiting Li, Newly  Elected  Chairman and CEO,  Sees Start of U.S.
          Trading as Significant Step in Executing Growth Strategy
     *    Five New Directors Appointed

JINJIANG CITY,  FUJIAN PROVINCE,  P.R. CHINA- November 12, 2009 - WOLLEMI MINING
CORP. (OTC BB:WOLI)  announced today the completion of a reverse merger with the sole  shareholder of Peakway  Worldwide  Limited,  whose operating  subsidiaries design,  manufacture  and sell their own branded and  moderately  priced  casual sports, athletic,  outdoor,  business and travelling series  footwear--primarily for women--throughout China and South America.  Domestic sales are largely under
the  widely  known  brand  name   "Baopaio"  (or  "Bepure").   These   operating
subsidiaries--with  nearly 600  employees and three  production  lines--produced more than 2.2 million pairs of shoes and  approximately  $20 million in sales in
2008,  and now  constitute  the  primary  operations  of  Wollemi  Mining  Corp.
("Wollemi  Mining",   "Wollemi,"  or  the  "Company")  which,  pending  required approvals,  plans to change its name to Pacific Bepure Industry Inc. The Company is now  headquartered  in Jinjiang  City,  often  referred  to as the  "footwear capital"  of China,  which has  emerged  as the  world's  largest  consumer  and exporter of shoes.

Mr.  Haiting Li, who was named  Chairman and CEO of the Company upon the closing of the transaction, stated, "We have taken a number of critical steps since 2008 to strengthen  the rapidly  growing  footwear  business we began nearly 16 years ago, and to prepare it for continuing  strong growth in the new decade ahead. Of note, we have  reorganized  our sales and  distribution in China to be closer to the market and more  competitive,  increased  marketing  expenditures to broaden awareness of the Baopaio  brand,  begun to build a new factory to further reduce costs and greatly  expand our capacity and broaden our product  line,  added new technology  throughout  the  organization  and  developed a  substantial  export business.  We believe  having our shares  trade in the U.S.  is another key step that will help in gaining  access to potential  financing if needed to speed our growth and also help raise awareness internationally of our Bepure brand."
THE TRANSACTION

In connection with the transaction, Wollemi Mining issued 10.5 million shares of common stock or about 70% of its issued and  outstanding  shares to the owner of
Peakway,  in exchange  for 1,000  shares of Peakway.  Immediately  after  giving effect to the exchange,  Wollemi had 15 million shares outstanding.  Wollemi has filed a  Current  Report  on Form  8-K with the  U.S.  Securities  and  Exchange
Commission  on  November  12,  2009  describing  in more detail the terms of the reverse merger.

FIVE NEW DIRECTORS

Upon closing of the reverse transaction,  Mr. Haiting Li, 45, who had previously served as Chairman and CEO of the Company's footwear subsidiaries, was appointed
Chairman of the Board and CEO of the  Company.  Also named to the Board were Mr.
Rongyan Ding and three  independent  directors--  Mr. Erik Vonk, Mr. Fuhsin Chen and Ms. Minghua Liu.

2008 FINANCIAL RESULTS FOR OPERATING SUBSIDIARIES

Prior  to  the  reverse  acquisition,  Wollemi  was  primarily  engaged  in  the acquisition  and  exploration  of mining  properties  and had not  realized  any revenues.  Therefore,  the  financial  results  below  rely  on  the  pre-merger statistics  of the  Chinese  footwear  subsidiaries  to  provide  year-over-year comparisons.

For the year ended  December  31.  2008,  revenues  grew  49.25% to  $20,131,118 compared  to  $13,488,136  in 2007.  Net  income  in 2008  increased  59.06%  to
$4,436,018 compared to net income of $2,788,881 a year earlier.

The Company attributed the sharp gain in revenues despite the onset of recession to a number of factors. In particular, the Company expanded its sales network of distributors  to broaden its reach across 24  provinces in China.  Additionally, through market oriented  research and  development,  the Company made a specific effort to develop innovative  localized products suitable to each market. At the same time,  it  continued  efforts to enrich the Baopaio  brand--known  for such
innovations  as  height  enhancement  and  anti-odor   technology--and   promote
recognition of it, with a particular focus on ensuring its trend-setter position in sports and leisure shoes for women.

While the strongest growth during the year occurred in the domestic northern and southern markets (+73% and +64%  respectively)  the Company was pleased with the growth  in its  eastern  markets  (+17%)  which  was a  particular  focus of its efforts.  Of special  significance,  $3,231,000  in 2008 sales were from foreign export markets, mainly Chile and Peru in South America.

In addition to increased  sales,  the Company said that careful cost management, more rapid  inventory  turnover and a reasonable  pricing  strategy  resulted in slightly  higher  gross profit  margins  (35.30%)  compared to 2007.  Net profit margins for the year also increased from 20.68% in 2007 to 22.04%.
FINANCIAL RESULTS IN THE FIRST SIX MONTHS OF 2009

While the  Company was  combating  the  effects of the world  financial  crisis, revenues  in the first  half of 2009  continued  to grow,  but at a lower  pace.
Revenues in the first half ended June 30, 2009 were $7,061,013, or approximately
13% higher than the $6,250,588 reported in the same period last year.

Domestic  sales were impacted in  particular  in the northern  region due to the
cancellation  in  this  period  of  a  distribution   contract  by  one  of  the
distributors. The Company has since made efforts to replace this distributor. In other areas growth was sluggish. The bright spot in the period, however, was the growth in sales from goods handled  through an export agent,  shipped  mainly to
South  America,  which  saw a 61.76%  gain  over the same  period  last year and contributed approximately 35% of total revenues.

To fight the slower market  domestically,  the Company  incurred higher costs to introduce  new styles and  increase  promotional  efforts.  Nevertheless,  gross profits  margins were about the same  (34.07%) as in 2008,  and gross profits in the period rose 12.91%  compared  with same  period  last year.  However,  while expenses  in the period  increased,  the Company  made the  decision to maintain prices,  and this was a key factor in the decrease in net profit  margins in the period to 18.37%  compared with 22.36% a year earlier.  The effect on net profit was a decline of $100,370,  or approximately 7.18% to $1,297,326,  compared with
$1,397,696 in the first half of 2008.

Of  significance  in the period,  the Company  continued  to move  forward  with changes  in the mode of its  distributorships  that it  began  in 2008  with the establishment  of its own retail outlets in major cities across China and, going forward, believes this will have a favorable effect on sales.

In addition,  the Company continued with efforts to build a new factory which it expects will permit at least a 50% increase in  production  and lower costs,  in particular by enabling it to reduce the amount of production that currently must be contracted out to other manufacturers.

OUTLOOK

Commenting  on the future  outlook  for the  Company,  Mr. Li stated,  "While we operate in a highly  competitive  market,  the opportunity for continuing strong future growth is quite substantial. Domestically, while China is now the world's largest shoe market,  shoe purchases  represent  approximately only .02% of GDP, whereas in the U.S., it is about 2%, leaving lots of room for continuing  growth as the middle  class in China  continues  to expand.  Further,  we have the good fortune of a brand that not only is well known,  but also is recognized as being one of the favorite products purchased by consumers. With our continuing flow of market  sensitive new products,  expanded  production  capacity and the improved control we are developing in distribution with our own stores,  I'm confident of continuing success in an improving economy."
He added,  "We also see a very  bright  future in the  foreign  markets  we have entered. In South America, in particular, we are reaching a growing middle class female  population  eager to expand their wardrobes and to own shoes that permit them to enjoy leisure  activities  just as is the case in China.  We see similar opportunities ahead in Eastern Europe, in particular, but also are continuing to explore  opportunities  in North  America,  where we believe our  reputation for fashionable,  comfortable, moderately priced footwear should prove attractive to consumers there as well."

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements in this press release are forward-looking statements that are made pursuant to the safe harbor
provisions   of  the  Private   Securities   Litigation   Reform  Act  of  1995.
Forward-looking  statements  involve known and unknown risks and  uncertainties, which may cause our actual results in future periods to differ  materially  from forecasted results.  These risks and uncertainties  include, among other things, product demand, market competition,  and risks inherent in our operations. These and other  risks are  described  in our  filings  with the U.S.  Securities  and
Exchange Commission.

CONTACTS:

Haiting Li
Chairman and Chief Executive Officer
Tel: (86 595) 8677 0999
Fax: (86 595) 8677 5388

Ken Donenfeld
DGI Investor Relations
donfgroup@aol.com
Tel: 212-425-5700
Fax: 646-381-9727

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